UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2019

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FAMOUS DAVE’S OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

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Minnesota	0-21625	41-1782300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

(Address of principal executive offices) (Zip Code)

12701 Whitewater Drive, Suite 190, Minnetonka, MN 55343

(952) 294-1300

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

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Item 1.01.Entry into a Material Definitive Agreement.

On January 29, 2019,  Famous Dave’s Ribs. Inc. (“Ribs”), a wholly owned subsidiary of Famous Dave’s of America, Inc. (the “Company”) entered into an asset purchase agreement (the “APA”), by and between Legendary BBQ, Inc., Cornerstar BBQ, Inc., Razorback BBQ, Inc., Larkridge BBQ, Inc., Mesa Mall BBQ, Inc., and Quebec Square BBQ, Inc. to purchase the assets and operations of five Famous Dave’s restaurants located in Colorado (the “Purchased Restaurants”).

Pursuant to the APA, the contract purchase price for the Purchased Restaurants is approximately $4,100,000, exclusive of closing costs, plus an amount equal to the book value of the restaurant inventory, plus the assumption the gift card liability associated with the Purchased Restaurants.

The transaction is expected to close in February of 2019.

The foregoing description of the APA is not complete and is qualified in its entirety by the document filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1

Asset Purchase Agreement, dated January 29, 2019, by and among Famous Dave’s Ribs, Inc.,

Legendary BBQ, Inc., Cornerstar BBQ, Inc., Razorback BBQ, Inc., Larkridge BBQ, Inc.,

Mesa Mall BBQ, Inc., and Quebec Square BBQ, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMOUS DAVE’S OF AMERICA, INC.

Date: February 4, 2019	By:	/s/ Paul M. Malazita
Name: Paul M. Malazita
Title: Chief Financial Officer and Secretary